BYLAWS OF COMMUNITY REDEVELOPMENT INC.

(Adopted September 15, 2021)

Prepared pursuant to the Amended Certificate of Incorporation filed with the Oklahoma Secretary of State on September 15, 2021.

ARTICLE I – OFFICES

The Corporation shall maintain a principal office and registered office in accordance with Oklahoma law.

ARTICLE II – SHAREHOLDERS

Annual meetings shall be held annually. Each share of common stock shall be entitled to one vote.

ARTICLE III – BOARD OF DIRECTORS

The Corporation shall have one or more directors responsible for management of corporate affairs.

ARTICLE IV – OFFICERS

The officers may include a Chief Executive Officer, Secretary, and Treasurer.

ARTICLE V – SHARES

Shares may be issued pursuant to the Certificate of Incorporation.

ARTICLE VI – INDEMNIFICATION

The Corporation shall indemnify directors and officers to the fullest extent permitted by Oklahoma law.

ARTICLE VII – RECORDS

The Corporation shall maintain corporate books, records, and minutes.

ARTICLE VIII – FISCAL YEAR

The fiscal year shall end on December 31.

ARTICLE IX – AMENDMENTS

These Bylaws may be amended by the Board of Directors or shareholders.

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CERTIFICATION

COMMUNITY REDEVELOPMENT INC.

By: ________________________

Charles Arnold

Director & Chief Executive Officer

Date: September 15, 2021

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AMENDED AND RESTATED BYLAWS OF COMMUNITY REDEVELOPMENT INC.

(Effective January 1, 2024)

These Amended and Restated Bylaws supersede prior bylaws and reflect the appointment of Phillip Sands as Chief Executive Officer effective January 1, 2024.

ARTICLE I – OFFICES

The Corporation shall maintain offices as determined by the Board of Directors.

ARTICLE II – SHAREHOLDERS

Annual and special meetings may be called pursuant to Oklahoma law.

ARTICLE III – BOARD OF DIRECTORS

The Board shall supervise and direct corporate affairs.

ARTICLE IV – OFFICERS

The Corporation may appoint a Chief Executive Officer, President, Secretary, Treasurer, and other officers.

ARTICLE V – SHARES

Shares may be issued and transferred in accordance with Board approval.

ARTICLE VI – INDEMNIFICATION

The Corporation shall indemnify officers and directors to the fullest extent permitted under Oklahoma law.

ARTICLE VII – RECORDS

The Corporation shall maintain shareholder records, Board minutes, and financial records.

ARTICLE VIII – FISCAL YEAR

The fiscal year shall end on December 31.

ARTICLE IX – AMENDMENTS

These Bylaws may be amended by the Board or shareholders.

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CERTIFICATION

COMMUNITY REDEVELOPMENT INC.

By: ________________________

Phillip Sands

Chief Executive Officer

Date: January 1, 2024

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